EXHIBIT 23.1



                              LAW OFFICES
                       JOHN Z. HUANG & ASSOCIATES
                       20 N. Clark St., Suite 1700
                           Chicago, IL 60602


John Z. Huang                                          TEL: (312) 759-8500
Christopher D. Carr                                    FAX: (312) 759-8997
  Of Counsel                                           LawyerJZH@aol.com
Burton L. Hoffman
David M. Baum

                              April 25, 2004


The Board of Directors
Oriental Automotive Parts Development (China) Co., Ltd.
1926 Cao An Road
Shanghai, 201824, China

RE: Oriental Automotive Parts Development (China) Co., Ltd. (the "Company") Registration Statement on Form SB-2 (the "Registration Statement")

Gentlemen:

We have acted as counsel to Oriental Automotive Parts Development (China) Co., Ltd., a Delaware corporation, in connection with rendering opinions in connection with Amendment No. 1 to the Registration Statement on Form SB-2, Commission File No. 333-110884, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 7,565,350 shares of the Company's Common Stock, par value $0.1 per share (the "Shares") by Selling Security Holders as defined in the Registration Statement.

In so acting, we have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

    1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

    2. The Shares have been duly authorized, legally issued, fully paid and non-assessable in accordance with Delaware law including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Experts" in the Prospectus constituting a part thereof.


Very truly yours,


/s/ John Z. Huang
--------------------
John Z. Huang
Attorney at Law